Exhibit 99.1

American Water Chief Growth Officer Retires
Company continues to execute growth strategy

Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
CAMDEN, N.J., June 1, 2021 – American Water Works Company, Inc. (NYSE: AWK) the largest publicly-traded U.S. water and wastewater utility company, announced that William Varley, its Chief Growth Officer, retired effective today due to health reasons.

“I want to thank Bill for all of his contributions to our company,” said Walter Lynch, president and CEO of American Water. “Bill came out of retirement last year and worked with our state leadership and business development teams to further enhance our growth strategy, which is successfully being executed across our footprint.”

American Water’s growth strategy will continue to focus on operating in states where it can best serve customers, drive efficiencies, and continue to grow the regulated businesses. As of May 1, 2021, American Water has more than 86,000 customer connections under agreement across 8 different states, with more than 1.2 million customer connection opportunities in its growth pipeline.

Earlier this year, Pennsylvania American Water also announced what would be the largest municipal acquisition in its history, with a signed agreement to acquire the wastewater treatment and collection system for the City of York, Pennsylvania. This acquisition, when closed, would add an equivalent customer connection total of more than 45,000.

“The continued, successful execution of our growth strategy is why our 2021 to 2025 expected earnings growth from regulated acquisitions was raised to one-and-a-half to two-and-a-half percent earlier this year,” added Lynch. “Our state teams, with corporate support, are delivering on the fundamentals like acquisitions in our target range of 5,000 to 50,000 customers and consideration for larger acquisitions; wastewater acquisitions in or near our water footprint; and continued engagement on legislative and regulatory policy to benefit customers.”

“With our deeply experienced state leadership and a proven business development team, we are well positioned to continue our growth strategy by providing water and wastewater solutions for the long-term,” added Lynch.

Corporate business development efforts will be led by Robert Stoy, American Water’s Vice President of Business Development, in the interim, until a replacement for Varley is identified. Stoy has nearly 20 years of experience in corporate finance, project finance, and mergers and acquisitions. He joined American Water in 2018 as Director of Business Development. He also served as Assistant Treasurer at American Water prior to his current role as Vice President of Business Development. Prior to joining American Water, Stoy held various business

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development roles including at Wells Fargo Securities. His broad experience includes many multimillion-dollar transactions within the utilities industry and related infrastructure sectors.

About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs approximately 7,000 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 15 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, the replacement of the Company’s Chief Growth Officer; the completion of the acquisition of the City of York’s wastewater collection system and the ability to satisfy closing and other conditions related to such acquisition, including obtaining regulatory approvals; and the execution of the Company’s growth strategy and its ability to meet its regulated acquisition growth targets. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, levels of performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors, and actual results may differ materially from those discussed in these forward-looking statements as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the SEC.

These forward-looking statements are qualified by, and should be read together with, the risk factors and other cautionary statements included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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